Webb & Company, P.A.
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Certified Public Accountants





           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form
SB-2/A of our report dated June 2, 2004 relating to the financial statements of Atlantic Security, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.



/s/ Webb & Company, P.A.
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WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 8, 2005






            1501 Corporate Drive, Suite 290 Boynton Beach, FL  33426
                  Telephone (561) 752-1721 * (561) 734-8562
                               www.cpawebb.com